CoreWeave Reports Strong Third Quarter 2026 Results
Disciplined Growth at Scale Drives Record Third Quarter Revenue and Expanding Margins
LIVINGSTON, N.J., – November 10, 2026 – CoreWeave, Inc. (Nasdaq: CRWV), The Essential Cloud for AIⓇ, today reported financial results for the third quarter ended September 30, 2026.
"This was a breakout quarter for CoreWeave, with revenue increasing by more than $1 billion sequentially and adjusted operating margins reaching double digits a quarter ahead of plan," said Michael Intrator, co-founder, chairman and chief executive officer of CoreWeave. "Our growth is supported by multiple sources of funding, including financing backed by customer contracts, operating cash flow, and approximately $9 billion in customer prepayments and deposits expected in the next three months alone. That financial flexibility positions us to keep delivering the infrastructure and software customers need to build, run, and scale AI."
Third Quarter 2026 Financial Highlights

(In millions, except percentages and per share amounts)	Three Months Ended September 30,
	2026	2025

Revenue	$3,661	$1,365
Operating expenses	3,454	1,313
Operating income	$207	$52
Operating income margin	6%	4%
Interest expense, net	$(846)	$(310)
Net loss	$(709)	$(110)
Net loss margin	(19)%	(8)%
Basic net loss per share	$(1.27)	$(0.22)
Diluted net loss per share	$(1.27)	$(0.22)
Non-GAAP Financial Measures

(In millions, except percentages)	Three Months Ended September 30,
	2026	2025

Adjusted EBITDA	$2,256	$838
Adjusted EBITDA margin	62%	61%
Adjusted operating income	$379	$217
Adjusted operating income margin	10%	16%
Adjusted net loss	$(529)	$(41)
Adjusted net loss margin	(14)%	(3)%
(See “Non-GAAP Financial Measures” and the reconciliation of GAAP to non-GAAP results table in this press release for additional information.)
Additional Third Quarter 2026 Financial Highlights
Revenue backlog1 was approximately $132.5 billion as of September 30, 2026.
1 Revenue backlog includes remaining performance obligations, plus other amounts we estimate will be recognized as revenue in future periods under committed customer contracts, in each case, subject to the satisfaction of delivery and availability of service requirements.

Third Quarter 2026 Highlights
•Customer Wins across AI Labs, Hyperscalers, and Enterprises
◦Partner of choice for leading enterprises and AI pioneers, including Canva, Mirendil, Parallel Web Systems, Serve Robotics, Substack, and Wayve
◦Expanded relationships with existing enterprise and AI native customers including Chan Zuckerberg Initiative, Cohere, Hippocratic AI, Jane Street, OpenAI, and Perplexity
•Continued Rapid Scaling of Purpose-Built AI Infrastructure
◦Added more than 200 MWs of active power to reach over 1.7 GW, doubling our active footprint since the start of the year
◦Grew total contracted power more than 900 MW to over 4.6 GW, while further diversifying portfolio of providers and expanding powered land footprint
◦Broadened our international footprint to more than 1.3 GW of contracted power including India, Indonesia, and Spain
•Key Technology Leadership Milestones
◦Launched CoreWeave Forge, the AI development environment that integrates training, inference, evaluation, and agent development workflows, bringing frontier capabilities to the next generation of AI builders across enterprises
◦Led the transition to the next generation of AI infrastructure
▪Brought online multi-rack NVIDIA Vera Rubin NVL72 deployments, with the first production workloads for Cognition on the platform achieving 4.8x greater token throughput than GB200 NVL72
▪Announced support for NVIDIA Vera, the first CPU designed for AI agents, to support rapid growth of post-training and agentic workloads
◦Broadened enterprise AI capabilities of CoreWeave Cloud
▪Introduced Physical AI Field Engineering, embedding CoreWeave engineers with customer teams to turn proprietary data into production AI
▪Established the CoreWeave Partner Network, a curated ecosystem of production-validated integrations spanning observability, security, and data infrastructure, with partners including Grafana Labs, CrowdStrike, and VAST Data
◦Continued to set the standard for AI cloud performance
▪Became the only provider to earn SemiAnalysis’ Platinum ClusterMAX™ rating three consecutive times
▪Delivered record-setting MLPerf® Inference v6.1 performance, achieving highest server throughput among cloud providers using an NVIDIA GB300 NVL72 rack
•Strengthening Financial Position
◦Raised approximately $4.2 billion through an upsized offering of convertible senior notes
◦Established inaugural at-the-market equity program for up to 35 million shares of Class A common stock
◦Closed the $2.6 billion DDTL 5.5 Facility, CoreWeave’s first financing facility designed to support shorter-duration customer contracts
•Other Noteworthy Updates
◦Expanded support for sovereign and public-sector AI workloads through a collaboration with Leidos to deliver secure AI cloud capabilities for defense, national security, and intelligence missions
◦Selected to deliver a fully managed AI cloud environment supporting biological research for DARPA alongside Parallel Works
◦Entered into a multi-year agreement with Solidigm securing priority access to enterprise SSD capacity

Business Outlook
We are raising our full year 2026 revenue guidance to a range of $13.0 billion to $13.3 billion.
We are also raising our full year 2026 adjusted operating income2 guidance to a range of $1.275 billion to $1.375 billion, representing a 26% increase at the midpoint compared with our prior guidance.
We continue to expect more than 1.85 gigawatts of active power at year-end.
We now expect full year 2026 capital expenditures of $37 billion to $39 billion, raising the low end of our prior guidance range of $35 billion to $39 billion. This is as a result of our expectation to deploy infrastructure and deliver it to customers sooner than planned.
We expect interest expense for Q4 2026 in the range of $1.05 to $1.15 billion.
Finally, we are raising our annualized run-rate revenue3 guidance to $20 billion to $21 billion to exit 2026.
Webcast and Conference Call Information
CoreWeave will host an audio webcast to discuss the results for the third quarter of 2026, provide a business update, and share forward-looking guidance at 2:00 pm PT / 5:00 pm ET today. The live webcast of CoreWeave’s earnings conference call can be accessed via the CoreWeave Investor Relations website at investors.coreweave.com, along with the earnings press release and accompanying presentation.
Following the call, a replay will be available at the same website. A transcript of the conference call will be posted to the investors.coreweave.com website.

Disclosure Information
CoreWeave uses its investor relations page (investors.coreweave.com), its X account (@CoreWeave), its Instagram account (@CoreWeave_), and its LinkedIn page (linkedin.com/company/coreweave/) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, investors should monitor these channels, in addition to following CoreWeave's press releases, Securities and Exchange Commission (SEC) filings, public conference calls and public webcasts.

2 We have not provided the forward-looking GAAP equivalent for forward-looking Adjusted Operating Income or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items such as share-based compensation expense and income taxes. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results and, as such, we also believe that any reconciliations provided would imply a degree of precision that could be confusing or misleading to investors.
3Annualized run-rate revenue (ARR) is calculated by taking revenue from the last month of the quarter multiplied by 12.

About CoreWeave
CoreWeave is The Essential Cloud for AIⓇ. Built for pioneers by pioneers, CoreWeave delivers a fully integrated platform of technology and teams that enables innovators to move at the pace of innovation, building and scaling AI with confidence. Trusted by 9 of the 10 leading foundation model providers, CoreWeave serves as a force multiplier by combining superior infrastructure performance with deep technical expertise to accelerate human discovery. Established in 2017, CoreWeave completed its public listing on Nasdaq (CRWV) in March 2025. Learn more at www.coreweave.com.

Investor Relations contact:
Investor-Relations@coreweave.com / https://investors.coreweave.com/

Media contact:
Press@coreweave.com / https://www.coreweave.com/about-us

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of applicable securities laws. Such statements are based on our current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements related to our business; our strategy; our capital structure; our future growth; our technology; our contracted power; SSD capacity; expectations for future customer prepayments and deposits; guidance for full-year 2026 revenue and adjusted operating income, guidance for annualized run-rate revenue to exit 2026; expectations for Q4 2026 interest expense, active power at year-end, and full-year 2026 capital expenditures; customer demand; and other estimated amounts included in our revenue backlog figure. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” “outlook,” “guidance,” or the negative of these terms, where applicable, and similar expressions intended to identify forward-looking statements.

Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include but are not limited to our ability to execute our business strategies and manage our growth, our ability to maintain and grow our customer base, continued demand for AI infrastructure, our ability to access sufficient power for our data centers and to obtain sufficient storage capacity, any disruption in our strategic relationships or disruptions with our third-party providers, including our suppliers and data center partners, our ability to develop and maintain our corporate infrastructure and internal controls, our financial performance, our substantial indebtedness, capital requirements and ability to raise additional capital and the impact of global political and macroeconomic conditions, including the effects of global geopolitical conflicts, inflation, tariffs, trade controls, interest rates, any instability in the global banking sector and foreign currency exchange rates. More information about factors that could affect our operating results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent filings with the SEC, including in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 that will be filed with the SEC on or about the date of this press release, copies of which may be obtained by visiting our Investor Relations website at https://investors.coreweave.com or the SEC's website at www.sec.gov. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. Additionally, the forward-looking statements in this press release do not include the potential impact of any acquisitions that may be announced and/or completed after the date hereof. We assume no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law. Our results for the fiscal quarter ended September 30, 2026 are not necessarily indicative of our operating results for any future periods.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we use adjusted EBITDA and adjusted EBITDA margin, adjusted operating income (loss) and adjusted operating income (loss) margin, adjusted net income (loss) and adjusted net income (loss) margin, collectively, to help us evaluate our business. We use such non-GAAP financial measures to make strategic decisions, establish business plans and forecasts, identify trends affecting our business, and evaluate operating performance. We believe that these non-GAAP financial measures, when taken collectively, may be helpful to investors because they allow for greater transparency into what measures we use in operating our business and measuring our performance and enable comparison of financial trends and results between periods where items may vary independent of business performance. These non-GAAP financial measures are presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. Forward-looking non-GAAP financial measures are presented on a non-GAAP basis without reconciliation due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. Accordingly, a reconciliation of these forward-looking non-GAAP financial measures is not available without unreasonable effort.
A reconciliation is provided below for each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. CoreWeave encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate CoreWeave’s business.

COREWEAVE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Revenue	$3,661	$1,365	$8,314	$3,559
Operating expenses:
Cost of revenue	1,183	369	2,778	944
Technology and infrastructure	2,025	747	4,805	1,978
Sales and marketing	58	45	187	92
General and administrative	188	152	530	501
Total operating expenses	3,454	1,313	8,300	3,515
Operating income	207	52	14	44
Gain (loss) on fair value adjustments	—	—	—	27
Interest expense, net	(846)	(310)	(2,022)	(841)
Other income (expense), net	13	21	162	22
Loss before income taxes	(626)	(237)	(1,846)	(748)
Provision for (benefit from) income taxes	83	(127)	229	(33)
Net loss	$(709)	$(110)	$(2,075)	$(715)
Net loss attributable to common stockholders, basic	$(709)	$(110)	$(2,075)	$(744)
Net loss attributable to common stockholders, diluted	$(709)	$(110)	$(2,075)	$(771)
Net loss per share attributable to common stockholders, basic	$(1.27)	$(0.22)	$(3.80)	$(1.81)
Net loss per share attributable to common stockholders, diluted	$(1.27)	$(0.22)	$(3.80)	$(1.87)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic	559	498	546	411
Weighted-average shares used in computing net loss per share attributable to common stockholders, diluted	559	498	546	412

COREWEAVE, INC.
CONSOLIDATED BALANCE SHEETS
(in millions) (unaudited)

	September 30, 2026	December 31, 2025

Assets
Current assets
Cash and cash equivalents	$4,122	$3,127
Restricted cash and cash equivalents, current	1,405	819
Marketable securities	62	34
Accounts receivable, net	4,280	3,169
Prepaid expenses and other current assets	937	339
Total current assets	10,806	7,488
Restricted cash and cash equivalents, non-current	877	184
Property and equipment, net	56,778	30,557
Operating lease right-of-use assets	18,922	8,231
Intangible assets, net	233	235
Goodwill	1,101	1,101
Other non-current assets	2,764	1,506
Total assets	$91,481	$49,302
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$2,928	$1,623
Accrued liabilities	5,641	5,773
Recourse debt, current	9,183	6,118
Non-recourse debt, current	1,389	590
Deferred revenue, current	2,269	1,709
Operating lease liabilities, current	668	427
Finance lease liabilities, current	296	38
Other current liabilities	2,015	162
Total current liabilities	24,389	16,440
Recourse debt, non-current	32,417	14,608
Non-recourse debt, non-current	3,884	57
Deferred revenue, non-current	7,733	6,476
Operating lease liabilities, non-current	18,029	7,768
Finance lease liabilities, non-current	353	216
Deferred tax liabilities, non-current	332	115
Other non-current liabilities	319	287
Total liabilities	87,456	45,967
Commitments and contingencies
Stockholders' equity
Preferred stock	—	—

Class A common stock	—	—
Class B common stock	—	—
Class C common stock	—	—
Treasury stock	(34)	(34)
Additional paid-in capital	8,702	6,012
Accumulated other comprehensive income	75	—
Accumulated deficit	(4,718)	(2,643)
Total stockholders' equity	4,025	3,335
Total liabilities and stockholders' equity	$91,481	$49,302

COREWEAVE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Cash flows from operating activities:
Net loss	$(709)	$(110)	$(2,075)	$(715)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	1,889	630	4,429	1,633
Amortization of debt discounts and issuance costs and accretion of redemption premiums	57	21	143	88
Stock-based compensation expense	160	144	478	473
Non-cash lease expense	278	90	643	234
Deferred income taxes	74	(128)	214	(37)
Gain on fair value adjustments	—	—	—	(27)
Non-cash interest expense related to significant financing components	56	18	204	19
Other	30	7	(21)	46
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	(1,741)	252	(1,134)	(1,253)
Prepaid expenses and other assets	(442)	(446)	(1,053)	(516)
Accounts payable and accrued expenses	309	622	613	333
Deferred revenue	2,127	659	3,492	1,402
Lease liabilities	(113)	(70)	(295)	(181)
Net cash provided by operating activities	$1,975	$1,689	$5,638	$1,499
Cash flows from investing activities:
Purchases of property and equipment, including capitalized internal-use software	(9,441)	(3,279)	(23,558)	(6,249)
Purchases of marketable securities	(46)	(47)	(46)	(47)

Maturities and sales of marketable securities	53	—	71	29
Investments related to unconsolidated joint venture and variable interest entities	(410)	(1)	(960)	(33)
Purchases of strategic investments	(35)	(2)	(173)	(2)
Sales of warrants received as lease incentive	—	—	—	101
Issuance of notes receivable	—	—	—	(73)
Business combinations, net of cash acquired	—	(10)	—	(56)
Other investing activities	43	(21)	(44)	(15)
Net cash used in investing activities	$(9,836)	$(3,360)	$(24,710)	$(6,345)
Cash flows from financing activities:
Proceeds from issuance of debt, net	10,301	4,010	27,048	7,517
Repayments of debt	(2,344)	(1,404)	(7,563)	(2,979)
Purchases of capped calls related to convertible senior notes	(566)	—	(1,058)	—
Issuance of common stock in private placements, net of issuance costs	—	—	2,982	—
Payment of tax withholdings on settlement of restricted stock units	—	(11)	—	(144)
Proceeds from initial public offering, net of underwriting discounts and commissions	—	—	—	1,491
Redeemable convertible preferred stock cash dividends paid	—	—	—	(29)
Other financing activities	(30)	(9)	(63)	(76)
Net cash provided by financing activities	$7,361	$2,586	$21,346	$5,780
Net increase (decrease) in cash, cash equivalents, and restricted cash	$(500)	$915	$2,274	$934
Cash, cash equivalents, and restricted cash—beginning of period	6,904	2,054	4,130	2,035
Cash, cash equivalents, and restricted cash—end of period	$6,404	$2,969	$6,404	$2,969

Reconciliation of GAAP to Non-GAAP Results
Reconciliation of Net Loss to Adjusted EBITDA
(in millions, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Net loss	$(709)	$(110)	$(2,075)	$(715)
Depreciation and amortization	1,889	630	4,429	1,633
Interest expense, net	846	311	2,022	841
Stock-based compensation	160	144	478	473
Provision for (benefit from) income taxes	83	(127)	229	(33)
Acquisition related costs(1)	—	11	2	47
Other (income) expense, net	(13)	(22)	(162)	(23)
(Gain) loss on fair value adjustments(2)	—	—	—	(27)
Adjusted EBITDA	$2,256	$838	$4,923	$2,197
Revenue	$3,661	$1,365	$8,314	$3,559
Net loss margin	(19)%	(8)%	(25)%	(20)%
Adjusted EBITDA margin	62%	61%	59%	62%
(1) Acquisition related costs include direct transaction costs, such as due diligence, advisory, and professional services fees, and certain compensation and integration related expenses. We exclude acquisition related costs, as we believe these transaction-specific expenses are inconsistent in amount and frequency, and do not correlate to the operation of our business.
(2) Represents adjustments related to recording our derivative liabilities at fair value at the end of each applicable reporting period for our warrant liabilities related to our 2022 Senior Secured Notes. Refer to Note 3. Investments and Fair Value Measurements to our consolidated financial statements included in our Quarterly Report on Form 10-Q filed or to be filed with the SEC for the quarter ended September 30, 2026 for additional information.

Reconciliation of Operating Income (Loss) to Adjusted Operating Income
(in millions, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Operating income (loss)	$207	$52	$14	$44
Stock-based compensation	160	144	478	473
Acquisition related costs(1)	—	11	2	47
Amortization of acquired intangibles(2)	12	10	34	16
Adjusted operating income	$379	$217	$528	$580
Revenue	$3,661	$1,365	$8,314	$3,559
Operating income (loss) margin	6%	4%	0%	1%
Adjusted operating income margin	10%	16%	6%	16%
(1) Acquisition related costs include direct transaction costs, such as due diligence, advisory, and professional services fees, and certain compensation and integration related expenses. We exclude acquisition related costs, as we believe these transaction-specific expenses are inconsistent in amount and frequency, and do not correlate to the operation of our business.
(2) In the second quarter of 2025, we began including an adjustment for the amortization of acquired intangibles in our calculation of adjusted operating income. Prior period non-GAAP calculations for acquired intangible amortization are not being adjusted as these amounts were insignificant.

Reconciliation of Net Loss to Adjusted Net Loss
(in millions, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Net loss	$(709)	$(110)	$(2,075)	$(715)
Stock-based compensation	160	144	478	473
Loss on extinguishment of debt(1)	—	14	—	25
Acquisition related costs(2)	—	11	2	47
Amortization of acquired intangibles(3)	12	10	34	16
(Gain) loss on fair value adjustments(4)	—	—	—	(27)
Other adjustments(5)	(11)	(12)	(120)	(23)
Income tax, inclusive of the tax effect of the above adjustments(6)	19	(99)	(4)	(117)
Adjusted net loss	$(529)	$(41)	$(1,685)	$(321)
Revenue	$3,661	$1,365	$8,314	$3,559
Net loss margin	(19)%	(8)%	(25)%	(20)%
Adjusted net loss margin	(14)%	(3)%	(20)%	(9)%
(1) Primarily relates to losses recognized upon the early extinguishment of certain OEM financing arrangements, as well as accelerated amortization of debt discount and debt issuance costs related to our 2024 Term Loan, which was repaid in connection with the IPO.
(2) Acquisition related costs include direct transaction costs, such as due diligence, advisory, and professional services fees, and certain compensation and integration related expenses. We exclude acquisition related costs, as we believe these transaction-specific expenses are inconsistent in amount and frequency, and do not correlate to the operation of our business.
(3) In the second quarter of 2025, we began including an adjustment for the amortization of acquired intangibles in our calculation of adjusted net loss. Prior period non-GAAP calculations for acquired intangible amortization are not being adjusted as these amounts were insignificant.
(4) Represents adjustments related to recording our derivative liabilities at fair value at the end of each applicable reporting period for our warrant liabilities related to our 2022 Senior Secured Notes. Refer to Note 3. Investments and Fair Value Measurements to our consolidated financial statements included in our Quarterly Report on Form 10-Q filed or to be filed with the SEC for the quarter ended September 30, 2026 for additional information.
(5) Primarily relates to net realized and unrealized gains on our investments.
(6) In the second quarter of 2025, we began including an adjustment for the income tax effect related to our non-GAAP adjustments and tax discrete items. Prior period non-GAAP calculations for the income tax effects on our non-GAAP adjustments are not being adjusted as these amounts were not material. Additionally, the third quarter of 2025 includes an adjustment for amounts related to the impact of the passage of the One Big Beautiful Bill Act on the first and second quarters of 2025, that were recorded in third quarter of 2025.